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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              MIDISOFT CORPORATION
       -----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)() and 0-11

                           CALCULATION OF FILING FEE

                                                 PER UNIT PRICE
                                                    OR OTHER
                                                   UNDERLYING
                                   AGGREGATE        VALUE OF
                                   NUMBER OF       TRANSACTION       PROPOSED
                                 SECURITIES TO      COMPUTED          MAXIMUM
    TITLE OF EACH CLASS OF           WHICH         PURSUANT TO    AGGREGATE VALUE
     SECURITIES TO WHICH          TRANSACTION     EXCHANGE ACT          OF
     TRANSACTION APPLIES:          APPLIES:        RULE 0-11:      TRANSACTION:    TOTAL FEE PAID

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:                               Filing
                                                      Party:

Form, Schedule or
Registration Statement No:                            Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              MIDISOFT CORPORATION
                         1605 SAMMAMISH ROAD, SUITE 205
                           ISSAQUAH, WASHINGTON 98027

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 16, 1997

                            ------------------------

To the Shareholders:

    The Annual Meeting of the Shareholders of Midisoft Corporation (the "Company") will be held at Meydenbauer Center, 11100 Northeast Sixth Street, Bellevue, Washington on Wednesday, July 16, 1997, at 2:00 p.m. Pacific daylight time for the following purposes:

    1.  To elect one director to the Company's Board of Directors;

    2. To approve a proposed amendment to the Company's 1989 Stock Option Plan reserving an additional 300,000 shares of Common Stock under the Plan.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The record date for the Annual Meeting is June 2, 1997. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Melinda A. Bryden

                                          Melinda A. Bryden
                                          SECRETARY

Issaquah, Washington
June 2, 1997

                             YOUR VOTE IS IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

                              MIDISOFT CORPORATION
                         1605 SAMMAMISH ROAD, SUITE 205
                           ISSAQUAH, WASHINGTON 98027
                                  JUNE 2, 1997

Dear Shareholders:

    On behalf of the Board of Directors and management, I cordially invite you to attend the Midisoft Corporation 1996 Annual Meeting of Shareholders to be held on Wednesday, July 16, 1997 at 2:00 p.m. Pacific daylight time at Meydenbauer Center, 11100 Northeast Sixth Street, Bellevue, Washington.

    The matters to be acted upon are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the Annual Meeting, we will also report on Midisoft's operations and respond to any questions you may have.

    YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE TO ENSURE THAT YOUR VOTE IS COUNTED. IF YOU ATTEND THE ANNUAL MEETING, YOU WILL OF COURSE, HAVE THE RIGHT TO VOTE YOUR SHARES IN PERSON.

                                          Very truly yours,

                                          /s/ Larry Foster

                                          Larry Foster
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD

                              MIDISOFT CORPORATION

                                ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 16, 1997

                            ------------------------

GENERAL

    This Proxy Statement is furnished by the Board of Directors of Midisoft Corporation, a Washington corporation (the "Company"), to the holders of common stock of the Company (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company for the fiscal year ended December 31, 1996 (the "Annual Meeting"), to be held at 2:00 p.m. (Pacific daylight time) on Wednesday, July 16, 1997, at Meydenbauer Center, 11100 Northeast Sixth Street, Bellevue, Washington and at any adjournment thereof.

REVOCABILITY OF PROXIES

    A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card to the Secretary of the Company prior to the Annual Meeting, or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted (i) "FOR" the election of the Director recommended by the Board of Directors, (ii) "FOR" ratification of an amendment to the Company's 1989 Stock Option Plan reserving an additional 300,000 shares of Common Stock for issuance under the Plan, and (iii) in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

QUORUM AND VOTING

    The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Under Washington law and the Company's Articles of Incorporation, if a quorum is present, a nominee for election to a position on the Board of Directors will be elected as a Director if the votes cast for the nominee exceed the votes cast against the nominee and exceed the votes cast for any other nominee for that position. Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates on the proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. An abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. Proxies and ballots will be received and tabulated by TransSecurities International, Inc., the Company's transfer agent.

    This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about June 2, 1997.

SOLICITATION OF PROXIES

    The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers, and other employees of the Company, without additional remuneration, in person, or by telephone, or facsimile transmission. The Company will also request brokerage firms, banks nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help avoid additional expense.

RECORD DATE AND OUTSTANDING SHARES

    At April 25, 1997, the Company had 5,805,402 shares of Common Stock outstanding, and there were 340 outstanding shares of Series A Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote, whereas the Preferred Shares are not entitled to vote. Only shareholders of record at the close of business on June 2, 1997, will be entitled to notice of, and to vote at, the Annual Meeting.

ITEM NO. 1  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

    The Company's Articles of Incorporation provide that the members of the Board of Directors be divided into three classes, as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, one class of the Board of Directors is elected for a three-year term and directors in the other classes remain in office until their respective three-year terms expire. The Company's Board of Directors presently consists of five members, with two members in Classes 1 and 2 and one member in Class 3. At the expiration of each class' term, directors are to be elected to serve for a term of three years or until their respective successors have been elected and qualified.

    The nominee, Mr. John Bauer, comprises the class to be elected at the 1997 Annual Meeting for a three-year term expiring at the 2000 Annual Meeting. Mr. Bauer is currently a director of the Company. Unless otherwise directed, the persons named in the proxy intend to cast all proxies in favor of Mr. Bauer to serve as a director of the Company.

INFORMATION ABOUT THE NOMINEE

    JOHN BAUER (age 57), has been a Director of the Company since March, 1997. Mr. Bauer has served as Executive Vice President of Nintendo of America Inc. since May, 1994. From 1979 to 1994 he served as Managing Partner of the Seattle office and Northwest region of Coopers & Lybrand. Mr. Bauer is the immediate past President of the Chief Seattle Council of the Boy Scouts of America, and previously served as Chairman of the Board of Trustees of Saint Edward's University in Austin, Texas. He is also a member of the Board of Directors of Odyssey, a contemporary maritime museum, and the Accounting Development Fund at the University of Washington.

    The Board of Directors unanimously recommends a vote FOR the Director
Nominee.

INFORMATION ABOUT DIRECTORS WHOSE TERMS OF OFFICE CONTINUE AFTER THE ANNUAL
  MEETING

    TERMS EXPIRE 1998:

    LARRY FOSTER (age 52), has been a Director of the Company since May 1995. He has served as the Company's President and Chief Operating Officer since September 1995 and as the Company's Chief Executive Officer and acting Chairman of the Board since March 1996. From November 1992 until July, 1995, Mr. Foster served as President and Chief Executive Office of Remote Input Solutions, Inc. Prior to that, Mr. Foster was the founder and Chief Executive Officer of genSoft Corporation. From February 1985 to August 1990, he was Senior Vice President of Merchandising for Egghead Software.

    MARSHA MURRY, (age 48), has been a Director of the Company since July 1993. Ms. Murry is the principal of Accelerated Edge, a privately held consulting firm which she founded in January, 1994. From May 1992 to August 1994, she was Strategic Product Manager for Autodesk, Inc. Ms. Murry served as Vice President of Marketing and Business Development of the Company from February 1988 to August 1990 and as its Secretary from February 1989 to July 1991. From August 1990 to October 1991, she was a Product Manager for Teltone Corporation and between April 1985 and March 1987 a Resource Manager for ESCA Corporation.

    TERMS EXPIRE 1999:

    STEPHEN V. SEDMAK, (age 47), has been a Director since July 1993. Mr. Sedmak has been President of SRS Labs, a publicly-held company since June 1993. From September 1988 to June 1993 he was Vice President of Sales and Marketing for Wolfe & Associates. From March 1982 to September 1985 Mr. Sedmak held executive marketing and sales position with ROLM Corporation. Mr. Sedmak also serves on the Board of Directors of SRS Laboratories.

    A. PETER PARSONS, (age 50), has been a Director of the Company since January 1996. Mr. Parsons is a partner with the law firm Davis Wright Tremaine and is Chairman of their Technology Section. Mr. Parsons has practiced law since 1973 and has been a partner with Davis Wright Tremaine since January, 1988.

COMPENSATION OF DIRECTORS

    No employee of the Company receives any additional compensation for his services as a director. Non-management directors receive a fee of $500 per meeting attended in person, $250 for participating by telephone and $250 for attending committee meetings. The Board of Directors has also authorized payment of reasonable travel or other out-of-pocket expenses incurred by non-management directors in attending meetings of the Board of Directors. Upon being appointed or elected to the Board of Directors, a non-employee director receives a one-time stock option grant to purchase 10,000 shares of Common Stock at an exercise price which is equal to the market price of the Common Stock as of the date of grant. At the end of each year of service on the Board, non-employee directors receive an additional option to purchase 10,000 shares of Common Stock at an exercise price which is equal to the market price of the Common Stock as of the date of grant. All options have been nonqualified stock options granted under the Company's 1989 Stock Option Plan. A grant of 10,000 shares was awarded to Mr. Bauer on March 6, 1997 upon his appointment to the Board. Messrs. Sedmak and Parsons and Ms. Murry each received grants of 10,000 shares on January 2, 1997 for compensation for services during 1996.

    In 1996, Messrs. Sedmak and Parsons received $2,250 and $3,500 respectively, and Ms. Murry received $4,500 in compensation for Board meetings and committee meetings attended.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's Board of Directors has standing a Compensation and Option Committee and an Audit Committee. The members of each Committee and the functions performed thereby are described below:

    COMPENSATION AND OPTION COMMITTEE. The Compensation and Option Committee is comprised of Mr. Sedmak and Ms. Murry. The Compensation and Option Committee establishes salaries, incentives and other forms of compensation for directors and officers of the Company, administers the 1989 Option Plan and recommends policies relating to the Company's benefit plans. The Compensation and Option Committee met twice in 1996.

    AUDIT COMMITTEE. The Audit Committee is comprised of Messrs. Bauer and Parsons. The Audit Committee oversees the engagement of the Company's independent auditors and, together with the

Company's independent auditors, reviews the Company's accounting practices, internal accounting controls and financial results. The Audit Committee met twice in 1996.

    During 1996 there were 10 meetings of the Board of Directors and each director attended all Board Meetings and meetings of Committees on which they served except Mr. Sedmak, who attended seventy percent of the Board Meetings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for establishing the compensation for the Company's executive officers and making recommendations concerning such compensation of the Board of Directors. The Committee is composed of two independent non-employee directors, Ms. Murry and Mr. Sedmak.

    The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. There are three components to the Company's executive compensation: base salary, long-term incentives in the form of stock options, and incentive (bonus) payments.

    BASE SALARY: Base salary for each executive officer was subjectively determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to salary levels for comparable positions at software companies, based on the Committee's general awareness of such salary levels.

    LONG-TERM INCENTIVES: The long-term performance-based compensation of executive officers takes the form of option awards under the Company's 1989 Stock Option Plan. The Compensation and Option Committee believes that the equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock as determined by the Compensation and Option Committee prior to the Company's initial public offering and by the Nasdaq closing price thereafter. Accordingly, options will have value only if the Company's stock price increases. Vesting is used to encourage employees to continue in the employ of the Company. In 1996, the Committee granted an additional option to purchase 75,000 shares to Mr. Larry Foster in connection with his assumption of the duties and responsibilities as Chief Executive Officer and Chairman of the Company. No other options were awarded to any executive officer whose compensation exceeded $100,000 in 1996.

    ANNUAL INCENTIVES: To date, the Committee has not established an annual incentive or bonus plan for the Company's executive officers.

EXECUTIVE OFFICERS

    The executive officers of the Company, and their ages as of April 25, 1997, are as follows:

NAMES                               AGE                             POSITION
------------------------------      ---      -------------------------------------------------------
Larry Foster..................          52   President, Chief Executive Officer and Chairman of the
                                               Board of Directors
Melinda A. Bryden.............          41   Vice President, Finance, Chief Financial Officer and
                                               Secretary

    For information regarding Mr. Foster see "--Information About Directors --."

    Melinda A. Bryden, Vice President, Finance, Chief Financial Officer and Secretary, joined the Company in October 1995. Ms. Bryden was Controller and Assistant Secretary of NeoPath, Inc., a publicly-held company, from March 1994 to September 1995. From June 1988 to June of 1992 Ms. Bryden served as Director of Audit for Westmark International. She was with the private business advisory services of Peat Marwick and Touche Ross from September 1982 to June 1988.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (The "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock , to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership ("Forms 3") and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company ("Forms 4"). Officers, directors, and greater than 10% shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with during 1996.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following table sets forth certain information with respect to compensation paid by the Company for the fiscal year ended December 31, 1996 and for the prior two fiscal years to (i) the Company's Chief Executive Officer and
(ii) its most highly compensated executive officers whose cash compensation exceeded $100,000 for services performed during the fiscal year ended December 31, 1996.

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      -------------
                                              ANNUAL COMPENSATION                      SECURITIES
                                             ---------------------    OTHER ANNUAL     UNDERLYING       ALL OTHER
NAME & PRINCIPAL POSITION(1)        YEAR     SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)
--------------------------------  ---------  ----------  ---------  ----------------  -------------  ----------------
Larry Foster, ..................       1996  $  117,692     --             --              75,000           --
  President, Chief Executive           1995      26,126     --             --             125,000           --
  Officer & Chairman(1)
Raymond Bily(2) ................       1996      28,231         --         --              --          $ 108,860
                                       1995     117,083  $  10,000         --            40,764             --
                                       1994      96,667     10,000         --            40,764             --

------------------------

(1) Mr. Foster has been a Board member since May, 1995 and an employee as of September, 1995 in the position of President and Chief Operating Officer. Effective March 1996 Mr. Foster was appointed as to Chief Executive Officer and Chairman.

(2) Mr. Bily was Chief Executive Officer and Chairman until March 1996. All Other Compensation represents severance payments.

GRANTS OF STOCK OPTIONS

    The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 1996 to executive officers of the Company whose compensation in 1996 exceeded $100,000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                    -------------------------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                     NUMBER OF    PERCENT OF                                                          ASSUMED
                    SECURITIES   TOTAL OPTIONS                                              ANNUAL RATES OF STOCK PRICE
                    UNDERLYING    GRANTED TO                                              APPRECIATION FOR OPTION TERM(2)
                      OPTIONS    EMPLOYEES IN     EXERCISE     FAIR MARKET  EXPIRATION   ---------------------------------
                    GRANTED(#)    FISCAL YEAR    PRICE($/SH)    VALUE(1)       DATE       0% ($)      5%($)       10%($)
                    -----------  -------------  -------------  -----------  -----------  ---------  ----------  ----------
Larry Foster......      75,000         21.2%      $    2.50     $    2.48     04/12/06      --      $  117,918  $  298,827

------------------------

(1) Represents the fair market value of the underlying Common Stock as December 31, 1996.

(2) The 5% and 10% assumed annual rates of stock appreciation are established by rules of the Securities and Exchange Commission and do not represent the Company's forecast of future appreciation of the Common Stock or total shareholder return.

EXERCISES OF STOCK OPTIONS AND YEAR-END VALUES

    The following table sets forth certain information regarding stock options exercised during the fiscal year ended December 31, 1996 and options held as of December 31, 1996 by executive officers of the Company whose compensation in 1996 exceeded $100,000.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                    OPTIONS AT           IN-THE-MONEY OPTIONS AT
                                    SHARES        VALUE         DECEMBER 31, 1996           DECEMBER 31, 1996
                                 ACQUIRED ON    REALIZED    --------------------------  -------------------------
NAME                             EXERCISE (#)      ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-------------------------------  ------------  -----------  -----------  -------------  ----------  -------------
Larry Foster...................       --           --           31,250        168,750       --           --
Raymond Bily...................       --           --           40,764         81,528       --           --

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning beneficial ownership of the Common Stock by (i) persons known by the Company to beneficially own 5% or more of the outstanding Common Stock as of April 25, 1997, (ii) each Director, (iii) each Executive Officer, and (iv) all Executive Officers and Directors of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                          SHARES
                                                                        BENEFICIALLY  PERCENT OF
NAME AND ADDRESS                                                           OWNED         CLASS
----------------------------------------------------------------------  -----------  -------------
Larry Foster (1)......................................................      50,000            *
Melinda A. Bryden (2).................................................      31,250            *
John Bauer (3)........................................................      10,000            *
Marsha Murry (4)......................................................      71,661          1.2%
A. Peter Parsons (5)..................................................      34,410            *
Stephen V. Sedmak (6).................................................      14,500            *
Raymond Bily..........................................................     846,500         14.6%
  15513 NE 52nd Street
  Redmond, WA 98052
Dimensional Fund Advisors, Inc........................................     334,400          5.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
All directors and executive officers
 as a group (six persons) (7).........................................     211,821          3.6%

------------------------

*Less than 1%.

(1) Includes 50,000 shares issuable upon exercise of options that are exercisable within 60 days.

(2) Includes 21,250 shares issuable upon exercise of options that are exercisable within 60 days.

(3) Includes 10,000 shares issuable upon exercise of options that are exercisable within 60 days.

(4) Includes 33,375 shares issuable upon exercise of options that are exercisable within 60 days.

(5) Includes 20,000 shares issuable upon exercise of options that are exercisable within 60 days.

(6) Includes 14,500 shares issuable upon exercise of options that are exercisable within 60 days.

(7) Includes 149,125 shares issuable upon exercise of options that are exercisable within 60 days.

ITEM NO. 2  PROPOSAL FOR AMENDMENT OF 1989 STOCK OPTION PLAN

GENERAL

    In February 1989, the Company's shareholders approved the adoption of the Midisoft Corporation 1989 Stock Option Plan (the "Option Plan"). The Company is currently authorized to issue 1,350,000 shares of Common Stock upon exercise of options granted under the Option Plan. The shareholders will be asked at the Annual Meeting to consider and approve an amendment to the Option Plan under which an additional 300,000 shares of Common Stock will be reserved for grants to officers, directors and employees pursuant to the Option Plan. The Option Plan provides for the granting of incentive stock options and non-qualified stock options.

    The Board of Directors believes that the attraction and retention of key employees is essential to the Company's growth and success and that the grant of stock options to such employees is necessary for the company to remain competitive in its compensation practices. Currently, there are 249,000 shares available for future grants under the Option Plan. In order to continue to provide necessary incentives to key employees, the Board of Directors has approved this amendment, which will become effective upon shareholder approval.

DESCRIPTION OF THE STOCK OPTION PLAN

    The Company's 1989 Stock Option Plan was adopted by the Board of Directors and approved by the shareholders of the Company in February 1989. An aggregate of 1,350,000 shares of Common Stock are currently reserved for issuance under the Option Plan. The Board of Directors, subject to shareholder approval, has proposed that the number of shares available under the Option Plan be increased to 1,650,000 shares.

    The Option Plan provides for the granting of incentive stock options ("ISO") within the meaning of Section 422 of the Internal revenue Code of 1986, as amended (the "Code") and nonqualified stock options. Nonqualified stock options may be granted to employees, directors and consultants of the company, while ISOs may be granted only to employees. No options may be granted under the Option Plan subsequent to February 1999.

    The Option Plan is currently administered by the Option Committee of the Board of Directors, which determines the terms and conditions of the options granted under the Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof.

    The exercise price of all ISOs granted under the Option Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant. The exercise price of all nonqualified stock options granted under the Option Plan shall be determined by the Option Committee. The term of all non-qualified options granted under the Option Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

    The Option Plan provides the Board of Directors or the Option Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant's employment or consulting relationship with the Company, all unvested options terminate and are no longer exercisable. All vested options remain exercisable for a period not to exceed three months following the termination date.

    The Option Plan provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation or the sale of substantially all of the Company's assets, any outstanding unexercised option shall become immediately exercisable as of the date of such agreement. Upon the consummation of the merger or sale of assets such options shall terminate unless they are assumed or another option is substituted therefor by the successor corporation.

    As of April 25, 1997, a total of 647,922, nonqualified and ISOs were outstanding with exercise prices ranging from $.10 to $8.19 per share and a weighted average exercise price per share of $2.83. At April 25, 1997, options for 199,925 shares of Common Stock were vested and options for 248,584 shares of Common Stock were available for future grants under the Option Plan. The Company has approximately 45 employees who are eligible to participate in the Option Plan.

TAX CONSEQUENCES

    The following summarizes federal income tax consequences of stock options issued under the Option Plan. State and local tax consequences may differ.

    The grant of either an ISO or a non-qualified stock option under the Option Plan in general will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to ordinary income taxes on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax

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deduction in the same amount, provided the deduction is not allowed under the
Internal Revenue Code of 1986, as amended (the "Code").

    The optionee's basis for determining the amount of gain or loss upon the subsequent disposition of the shares acquired pursuant to the exercise of a non-qualified stock option, will be equal to the amount paid for such shares plus any ordinary income recognized as a result of the exercise of the option. Upon the disposition of the shares acquired through exercise of a non-qualified stock option, the difference between the sales price and the optionee's basis will be treated as a long-term or short-term capital gain or loss depending on whether the shares are held for more than or less than twelve months following exercise. The Company does not receive a tax deduction for this gain.

    An optionee who is a reporting person for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended, is taxed six months after exercise of a non-qualified stock option unless the optionee elects within 30 days of exercise to be treated in the same manner as the other optionees. Absent such an election, the measure of the optionee's ordinary income is the difference between the fair market value of the stock at the end of the six-month period and the option price. The Company is entitled to an income tax deduction in the same amount. Any gain realized by the optionee on subsequent disposition of the stock will receive long-term or short-term capital treatment depending on whether the stock is held for more than twelve months or twelve months or less, respectively, following lapse of the six-month period unless the special election discussed above is made, in which case the stock must be held for more than 12 months following exercise to yield long-term capital gain treatment.

    An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend on how long the optionee has held the shares. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one years after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the share and the exercise price. The Company is not entitled to any deduction under these circumstances.

    If the optionee fails to satisfy either of the foregoing holding periods, part or all of any gain recognized upon the disposition of stock will constitute ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than twelve months or twelve months or less, respectively. If no gain is realized, there generally will be no ordinary income, and any loss will be long- or short-term capital loss (depending on whether or not the stock has been held for more than 12 months at the date of disposition). The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

    The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is treated as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. Optionees are advised to consult their tax advisors prior to the exercise of options, or disposition of stock acquired pursuant to exercise of option, with respect to the alternative minimum and regular tax consequences thereof.

REGISTRATION OF OPTION SHARES

    The Company has registered the 1,350,000 shares previously authorized under the Option Plan under the Securities Act. The Company expects that the 300,000 additional shares for which approval is now sought will also be registered under the Securities Act as soon as practicable following approval by

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shareholders. Such registration, if completed, would in most cases permit the unrestricted resale in the public market of shares issued pursuant to the Option Plan.

SHAREHOLDER VOTE REQUIRED

    Approval of the amendments to the Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

    The Board of Directors unanimously recommends a vote IN FAVOR OF approval of the amendments to the Company's 1989 Stock Option Plan authorizing issuances of up to an additional 300,000 shares of the Company's Common Stock.

                           PROPOSALS OF SHAREHOLDERS

    Shareholder proposals to be presented at the Company's 1998 Annual Meeting of Shareholders and included in the Company's Proxy Statement relating to such meeting must be received by the Company no later than January 24, 1998. Such proposals should be directed to the Corporate Secretary of Midisoft Corporation, 1605 Sammamish Road, Suite 205, Issaquah, Washington 98027.

                                 OTHER BUSINESS

    It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereto, in accordance with the judgment of the persons voting such proxies.

                                 ANNUAL REPORT

    A copy of the Company's 1996 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is enclosed. Shareholders not receiving a copy of such annual report may obtain one, without charge, upon request to the Company.

                                          By Order of the Board of Directors

                                          Melinda A. Bryden
                                          SECRETARY

Issaquah, Washington
April 30, 1997

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